UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 27, 2009 (May 27, 2009)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2009, Essex Property Trust, Inc. (the “Company”), as general partner of Essex Portfolio, L.P. (the “Partnership”), amended and restated the partnership agreement of the Partnership.  The amended and restated agreement is titled the “Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P.” (the “Second Amended and Restated Agreement”).  The partnership agreement was previously amended and restated on September 30, 1997 (as amended, the “First Amended and Restated Agreement”).  The First Amended and Restated Agreement was subsequently amended by sixteen amendments.  The Second Amended and Restated Agreement consolidates those sixteen amendments into its text, to the extent such amendments still have force and effect, thereby creating a restated partnership agreement that will have no separate amendments.

The sixteen amendments to the First Amended and Restated Agreement include that certain First Amendment to the First Amended and Restated Agreement dated February 6, 1998; that certain Second Amendment to the First Amended and Restated Agreement dated April 20, 1998; that certain Third Amendment to the First Amended and Restated Agreement dated November 24, 1998; that certain Fourth Amendment to the First Amended and Restated Agreement dated July 28, 1999; that certain Fifth Amendment to the First Amended and Restated Agreement dated September 3, 1999; that certain Sixth Amendment to the First Amended and Restated Agreement dated June 28, 2001; that certain Seventh Amendment to the First Amended and Restated Agreement dated June 26, 2003; that certain Eighth Amendment to the First Amended and Restated Agreement dated September 23, 2003; that certain Ninth Amendment to the First Amended and Restated Agreement dated January 8, 2004; that certain Tenth Amendment to the First Amended and Restated Agreement dated January 8, 2004; that certain Eleventh Amendment to the First Amended and Restated Agreement dated March 29, 2004; that certain Twelfth Amendment to the First Amended and Restated Agreement dated July 26, 2006; that certain Thirteenth Amendment to the First Amended and Restated Agreement dated October 26, 2006, that certain Fourteenth Amendment to the First Amended and Restated Agreement dated December 26, 2007, that certain Fifteenth Amendment to the First Amended and Restated Agreement dated February 26, 2008, and that certain Sixteenth Amendment to the First Amended and Restated Agreement dated April 7, 2009 (collectively, the “Amendments”).  All of such Amendments were previously filed with the Securities and Exchange Commission.

The Second Amended and Restated Agreement also amends certain provisions in the partnership agreement that relate to previously issued securities that are no longer outstanding.  All of the Company’s 8.75% Convertible Preferred Stock, Series 1996A, have been converted into the Company’s common stock.  The Partnership has redeemed or repurchased all of its Series C Preferred Units, Series D Preferred Units, and Series E Preferred Units.  The provisions in the First Amended and Restated Agreement and the Amendments that pertain to such preferred stock and such preferred units are no longer of any force or effect.  In the Second Amended and Restatement Agreement, such provisions were deleted or modified as appropriate.

The Second Amended and Restated Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated as of May 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2009	ESSEX PROPERTY TRUST, INC.

	By:	/s/ Keith R. Guericke
Keith R. Guericke
Chief Executive Officer & President